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       EIGHTH AMENDED AND RESTATED PARTNERSHIP AGREEMENT

              HOUSING DEVELOPMENT ASSOCIATES S.E.


                    Dated: August 19, 1997























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    This amended and restated partnership agreement (hereinafter referred to as the "Agreement") is made effective as of the 19th day of August, 1997 (hereinafter referred to as the "Eighth Amendment Date"), by and between INTERSTATE GENERAL PROPERTIES LIMITED PARTNERSHIP S.E., a limited partnership duly organized and existing under the laws of the State of Maryland (hereinafter referred to as "IGP"), and EQUUS GAMING COMPANY L.P., a limited partnership organized and existing under the laws of the Commonwealth of Virginia (hereinafter referred to as "Equus") and constitutes a restatement of the Deed of Constitution of Special Partnership executed by certain of said parties as of the 14th day of February, 1989, including any amendments thereof (hereinafter referred to as the "Deed").

                            WHEREAS
     As of February 14, 1989, IGP and SUPRA AND COMPANY S.E., a special partnership organized and existing under the laws of the Commonwealth of Puerto Rico (hereinafter referred to as "SUPRA"), executed a Deed of Constitution of Special Partnership whereby they formed a special partnership (hereinafter the "Partnership") for the purpose of conducting the business of land development in general, building and sale of residential and/or commercial properties, the ownership of a race track, and the leasing of buildings and structures.

     As of April 15, 1992, IGP, SUPRA and Interstate Business Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "IBC") subscribed a "Second Amended and Restated Partnership Agreement" whereby IBC was admitted to the Partnership with a thirty-one percent (31%) ownership interest as of September 30, 1991.

     As of December 15, 1993, IGP, SUPRA, IBC and HDA MANAGEMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "HDAMC") subscribed a "Third Amended and Restated Partnership Agreement" whereby HDAMC was admitted to the Partnership with a one-percent (1%) interest.

     On July 21, 1994, the Puerto Rico Racing Board approved HDAMC's acquisition of a fifteen percent (15%) interest. As of that date, IGP, SUPRA, IBC, and HDAMC subscribed a "Fourth Amended and Restated Partnership Agreement" whereby HDAMC's interest became fifteen percent (15%).

     As of August 1, 1994, IGP, SUPRA, HDAMC and Equus
subscribed a "Fifth Amended and Restated Partnership Agreement" whereby IBC transferred its entire ownership interest in the Partnership to Equus, IGP transferred a forty and sixty-five one hundredths percent (40.65%) interest in the profits (but not its interest in the capital) of the Partnership to Equus, IBC withdrew from the Partnership, Equus was admitted to the Partnership, and Equus was designated a Managing Partner.
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     As of March 8, 1995, IGP, Supra, HDAMC and Equus subscribed a "Sixth Amended and Restated Partnership Agreement" whereby HDAMC transferred to Equus its entire Fifteen percent (15%) Profits Interest (as that term is defined in the Sixth Amended and Restated Partnership Agreement) and a portion of its Capital Interest (as that term is defined in the Sixth Amended and Restated Partnership Agreement) and IGP was designated a Managing Partner.

     On February 7, 1996, HDAMC transferred its entire ownership interest in the Partnership to Equus, IGP transferred all of its interest except for one percent of the total profits and capital of the Partnership to Equus, and HDAMC resigned as a Managing Partner (as that term is defined in Section 6) and withdrew from the Partnership.

     On the Eighth Amendment Date, the Partnership redeemed
SUPRA's Partnership interest and SUPRA withdrew from the Partnership.

     Now Equus and IGP (collectively the "Partners" and individually a "Partner") desire to amend the Seventh Amended and Restated Partnership Agreement and to set forth the rights and obligations of the Partners in connection with the Partnership, their participation in any profits or liabilities derived therefrom, and their participation in any loss that may arise from such venture. Accordingly, the Partners agree herein as follows:

     One: Constitution of Partnership. The Partners hereby associate themselves as a partnership under the laws of the Commonwealth of Puerto Rico and have elected to be treated as a Special Partnership in accordance with the provisions of the Puerto Rico Income Tax Act of 1954, as amended (the "ITA") and Act Number 3 of September 27, 1985, amending Article 1589 of the Civil Code of Puerto Rico, for the purpose of engaging in the business of land development in general, the building and sale of residential and/or commercial properties, owning of a race track, leasing of buildings and structures, and performing any and all acts and services necessary or desirable in connection with the foregoing, including but not limited to the purchase, lease or otherwise the acquisition and use of real or personal property, entering into, making, performing and carrying out of contracts, borrowing money for the purposes of the Partnership and securing any such borrowing through the issuance of required loan documents, collateral agreements, securities and other guarantees proper or necessary to secure repayment thereof, and in general to do and perform any and all acts authorized to be done by partnerships under the laws of the Commonwealth of Puerto Rico.



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     Two:  Name and Principal Office of Partnership.  The name
of the Partnership shall be HOUSING DEVELOPMENT ASSOCIATES S.E., and the principal offices of the Partnership shall be located at 650 Munoz Rivera Avenue, Doral Building, Seventh Floor, Hato Rey, Puerto Rico 00918; postal address shall be G.P.O. Box 363908, San Juan, Puerto Rico 00936-3908, which location may be changed by the Managing Partners of the Partnership from time to time.

     Three: Term of Partnership. The term of the Partnership shall commence as of the date of execution of the Deed and shall continue for a period of 50 years from the date thereof, unless sooner terminated as provided in Section 22 hereof (except as otherwise provided, references to "Section" shall refer to Sections of this Agreement), and may be extended and continued for such additional periods as the Partners may agree.

     Four:  [Reserved]

     Five: Limited Purpose. The relationship between the Partners shall be limited to the performance of the specific purposes and objectives of the Partnership as set forth in this Agreement. Nothing herein shall be construed to create a general purpose partnership between the Partners; nor to authorize any Partner to act as general agent for any other; nor to confirm or grant to any Partner any proprietary interest in, or to subject any Partner to any liabilities for or in respect of, the business, assets, profits or obligations of any other Partner, except only to the extent and for the business contemplated by this Agreement.

     Six: Management of the Partnership. The business and affairs of the Partnership shall be supervised and controlled exclusively by the managing partners, Equus and IGP (collectively the "Managing Partners" and individually a "Managing Partner"). Notwithstanding the foregoing, Equus has exclusive authority to manage the Partnership, including to retain other persons to perform services for the Partnership, provided that approval of IGP shall be required (i) to admit any transferee of an interest in the Partnership as a Partner pursuant to Section 20(a) hereof or (ii) for any amendment to this Agreement for which the Managing Partners' approval is required under Section 24 hereof. In furtherance of and subject to the foregoing, Equus shall have the power and authority to act on behalf of the Partnership in all acts and contracts, and, among others, to apply for and obtain loans, to approve the execution of contracts, execution of deeds, granting of mortgages over its real and personal properties and acquisition of assets and real property deemed by it necessary or convenient for its business, either by lease or outright purchase, to apply for and obtain any required license, permit or governmental authorization, and to perform any other act which the Partnership is authorized to do pursuant to the terms hereof as
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well as under the laws of the Commonwealth of Puerto Rico.
Without the approval or authorization of Equus, no party (including no Partner) may act on behalf of the Partnership and no Partner shall be considered to be the agent of another. Notwithstanding the foregoing, Equus may appoint officers of the Partnership and delegate to such officers such powers, duties and authority as it shall deem appropriate. The actions of the Managing Partners require no ratification by any other Partners. The Managing Partners shall be the agents of the Partnership for the conduct of the Partnership's business. The Partnership shall reimburse Equus and IGP for all reasonable out-of-pocket expenses incurred by Equus and IGP, respectively, in connection with management of the Partnership, including reasonable directors' fees for directors who are not then existing officers or employees of the Partnership or any Managing Partner, and the reasonable cost of directors' and officers' liability insurance.

     Seven:  Percentage Partnership Interests.  The Percentage
Partnership Interest of Equus and IGP shall be, respectively, Ninety Eight and Eight-tenths percent (98.8%) and One and Two-tenths percent (1.2%).

     Eight:  [Reserved]

     Nine: Appointment of Manager. The Managing Partners shall have authority to appoint and employ such managers, employees, consultants and agents for the Partnership, as they shall deem appropriate, and may delegate to such managers, employees, consultants and agents any and all offices, powers and authority hereunder.

     Ten: Limited Responsibility. The Partners shall not be personally liable for the debts, liabilities or obligations of the Partnership. Each Partner's liability and obligations with regards to the Partnership, shall be limited to the capital contribution actually made by such Partner to the Partnership.

     Eleven: Books and records. The Partnership shall maintain at its principal office full and proper records and books of account based upon generally accepted accounting principles, consistently applied. The fiscal year of the Partnership shall be the calendar year, or such other fiscal year as shall be determined by the Managing Partners and permitted by law.

     Twelve: Inspection of Books, Appointment of Accountants. Each of the Partners shall have the right at all reasonable times to have any and all of the Partnership's records and books of account inspected at its own expense by its own employees, attorneys or accountants.

     The Managing Partners shall at all times name and appoint such independent nationally recognized accounting and auditing firm (the "Partnership Accountants") as in their sole discretion shall be determined.

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     Thirteen:  Bank Account.  The Partnership shall maintain
such bank accounts as shall be approved by the Managing
Partners.
     The Managing Partners shall determine the individuals authorized to draw checks against the Partnership bank accounts. Such drawings shall require not less than two (2) signatures.

     Fourteen:  Profits, Losses, and Tax Allocations.

     (a) The net income or net loss, respectively, for federal and Puerto Rico tax purposes shall be determined annually by the Partnership Accountants. The Partnership Accountants shall prepare the income tax returns for the Partnership as soon as possible after the end of each of the Partnership's fiscal years.

     (b) For purposes of this Agreement the terms "Profits" and "Losses" mean the income or loss of the Partnership for "book" purposes under Treas. Reg. Section 1.704-1(b)(2)(iv). In particular, and without limitation, the terms "Profits" and "Losses" mean, for any fiscal year, the net income or net loss, respectively, of the Partnership as reported by the Partnership for federal income tax purposes, except that (i) items of income, gain, loss, and deduction relating to property contributed to the Partnership shall be computed as if the basis of the property to the Partnership at the time of contribution were equal to its fair market value on that date (for purposes of this clause (i), (A) the amount of any depreciation, amortization, or other cost recovery deduction allowable for any period with respect to property contributed to the Partnership shall be an amount that bears the same ratio to the fair market value of the property on the date of contribution as the federal income tax depreciation, amortization, or other cost recovery deduction bears to the adjusted tax basis of the property on the date of contribution; provided, however, that if the adjusted tax basis of the property on the date of contribution is zero, depreciation, amortization, or other cost recovery deduction shall be determined with reference to the fair market value of the property on the date of contribution using any reasonable method selected by the Managing Partners and (B) gain or loss resulting from any disposition of such property with respect to which gain or loss is recognized for federal income tax purposes shall be computed under this sentence as if such property had an adjusted basis on the date of contribution equal to its fair market value on such date and all subsequent adjustments were made in accordance with subclause (A) of this clause (i)), (ii) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss, and any related expenses not allowed as a deduction pursuant to Section 265 of the Internal Revenue Code of 1986 (hereinafter referred
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to as "Code") shall be subtracted from such taxable income or loss, (iii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section
705(a)(2)(B) expenditures pursuant to Treas. Reg. Section 1.704-1(b) and not otherwise taken into account under this
Section 14(b) shall be subtracted from such income or loss, and
(iv) if there has been an adjustment to the Partners' capital accounts pursuant to Section 17(d) to reflect the unrealized income, gain, loss, or deduction inherent in Partnership property: (A) depreciation, amortization, or other cost recovery deductions with respect to such property for each fiscal year or other period shall equal an amount which bears the same ratio to the fair market value of such property on the date of such adjustment as the federal income tax depreciation, amortization, or other cost recovery deductions for such year or other period bears to the adjusted tax basis of such property on such date (provided, however, that if the adjusted tax basis of the property on the date of such adjustment is zero, depreciation, amortization, or other cost recovery deduction shall be determined with reference to the fair market value of the property on the date of adjustment using any reasonable method selected by the Managing Partners); and (B) gain or loss resulting from any disposition of such property with respect to which gain or loss is recognized for federal income tax purposes shall be computed under this sentence as if such property had an adjusted basis on the date of such adjustment equal to its fair market value on such date and all subsequent adjustments for depreciation, amortization, or other cost recovery deductions were made in accordance with subclause (A) of this clause (iv). The term "Profits" means a net positive amount and the term "Losses" means a net negative amount for the Partnership fiscal year determined after making the adjustments described in this
Section 14(b) and after removing any amounts of income or gain allocated under Sections 16(a), 16(b), or 16(c) of this Agreement.

     (c) In the event of any changes in any Partner's Percentage Partnership Interest during the fiscal year, then for purposes of this Agreement, the Managing Partners shall take into account the requirements of Code Section 706(d) and shall have the right to select any reasonable method of determining the varying interests of the Partners during the year which is consistent with the terms of this Agreement and which satisfies Code Section 706(d).

     (d) All items of income, gain, loss, and deduction, and all tax preferences, depreciation, accelerated cost recovery system deduction and investment interest and other tax items of the Partnership for each fiscal year (collectively referred to as "Partnership Tax Items") shall be allocated for federal tax purposes to the Partners in accordance with this Section 14(d).

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          (i)  Except as provided in Sections 14(d)(ii) and
(iii), Partnership Tax Items shall be allocated for tax purposes in accordance with the allocations of Profits, Losses, or other items under Sections 15 and 16 hereof. For purposes of the preceding sentence, an allocation to a Partner of a share of Profits or Losses shall be treated as an allocation to such Partner of the same share of each Partnership Tax Item that is taken into account in computing such Profits or Losses.
          (ii) Gain or loss upon sale or other disposition of any property contributed to the Partnership or any depreciation, amortization, or other cost recovery deduction allowable with respect to the basis of property contributed to the Partnership shall be allocated for tax purposes among the contributing and non-contributing Partners so as to take into account the difference between the adjusted tax basis and the fair market value of the property on the date of its contribution to the extent permitted by Treas. Reg. Section 1.704-3 or such superseding regulations as may be promulgated in accordance with Code Section 704(c).

          (iii) If there has been an adjustment to the Partners' capital accounts pursuant to Section 17(d) to reflect the unrealized income, gain, loss or deduction inherent in Partnership property, then Partnership Tax Items with respect to such property and, if necessary, other property, shall be allo-cated to the Partners for federal income tax purposes so as to take into account the difference between the adjusted tax basis of such property and the value at which it is reflected in the Partners' capital accounts. In making allocations pursuant to the preceding sentence, the Managing Partners are authorized to apply any method or convention required or permitted by Code
Section 704(c). Further, Equus and its partners shall cause the tax items of Equus to be allocated among such partners in a manner that preserves the effect of the application of Code
Section 704(c) described in this Section 14(d)(iii). The allocations under this Section 14(d)(iii) are intended to comply with paragraphs (b)(2)(iv)(f)(4) and (b)(4)(i) of Treas. Reg.
Section 1.704-1 and shall be interpreted consistently with such regulation to effectuate such intent.

     Fifteen:  Allocation of Losses.    Losses of the Partner-
ship shall be allocated among the Partners in proportion to their Percentage Partnership Interests.

     Sixteen: Special Allocations and Allocation of Profits. Certain items of income or gain required to be allocated to a Partner under federal income tax regulations and the Profits of the Partnership shall be allocated to the Partners in accordance with the provisions of this Section 16.

     (e) If there is a net decrease during a Partnership fiscal year in Partnership Minimum Gain then, to the extent required by Treas. Reg. Section 1.704-2(f), each Partner shall be allocated items of Partnership income and gain for that year (and, if
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necessary, for succeeding years) equal to that Partner's share of the net decrease in Partnership Minimum Gain (within the meaning of Treas. Reg. Section 1.704-2(g)(2)). It is the intent of the Partners that this Section 16(a) constitute a Partnership Minimum Gain Chargeback provision under Treas. Reg. Section 1.704-2(f) and be interpreted consistently with such regulation to effectuate such intent.

     (f) If there is a net decrease during a Partnership fiscal year in Partner Nonrecourse Debt Minimum Gain then, to the extent required by Treas. Reg. Section 1.704-2(i)(4), any Partner with a share of that Partner Nonrecourse Debt Minimum Gain (as determined under Treas. Reg. Section 1.704-2(i)(5)) at the beginning of such fiscal year shall be allocated items of Partnership income and gain for such fiscal year (and, if necessary, for succeeding years) equal to that Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain (within the meaning of Treas. Reg. Section 1.704-2(i)(4)). It is the intent of the Partners that this Section 16(b) constitute a Partner Nonrecourse Debt Minimum Gain chargeback provision under Treas. Reg. Section 1.704-2(i)(4) and be interpreted consistently with such regulation to effectuate such intent.

     (g) If any Partner unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that causes or increases a deficit in such Partner's Adjusted Capital Account Balance items of Partnership income and gain shall be allocated to all such Partners in proportion to such deficits being offset to eliminate such deficits as quickly as possible. It is the intent of the Partners that this Section 16(c) constitute a qualified income offset provision under Treas. Reg. Section 1.704-1(b)(2)(ii)(d) and be interpreted consistently with such regulation to effectuate such intent.

     (h) Profits of the Partnership shall be allocated among the Partners in proportion to their Percentage Partnership
Interests.

     (i)  For purposes of this Section 16:

          (i) The term "Adjusted Capital Account Balance" means a Partner's capital account balance (a) increased by any amount that such Partner is obligated to restore under Treas. Reg.
Section 1.704-1(b)(2)(ii)(c) (including any addition thereto pursuant to the next to last sentences of Treas. Reg. Section 1.704-2(g)(1) and (i)(5) after taking into account thereunder any changes during such fiscal year in Partnership Minimum Gain and in Partner Nonrecourse Debt Minimum Gain) and (b) decreased by any adjustments, allocations, and distributions specified in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) as are
reasonably expected to be made to such Partner. A distribution or allocation will result in a Partner having a deficit Adjusted
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Capital Account Balance to the extent such distribution or
allocation either will create or increase a deficit balance in such Partner's capital account after making the adjustments described in the preceding sentence.

          (ii)  The terms "Partnership Minimum Gain" and
"Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Treas. Reg. Section 1.704-2(d) and (i)(3), respectively.

     Seventeen: Capital Accounts. Separate capital accounts shall be maintained for each Partner. All allocations of Partnership income, gain, Profit and Loss and all capital contributions by and all distributions to the Partners shall be credited or charged, as the case may be, to the separate capital accounts of the Partners in accordance with this Section 17.

     (a)  The capital accounts of each Partner shall be
increased by:

          (i) The amount of any cash contributed to the Partnership by or on behalf of such Partner;

          (ii) The fair market value of any property other than cash contributed to the Partnership by or on behalf of such Partner; and

          (iii) The amount of any Profits or items of income or
gain allocated to such Partner under Section 16 of this
Agreement or to such Partner under a similar provision in a
predecessor Partnership agreement of the Partners.
     (b)  The capital accounts of each Partner shall be reduced by:

          (i) The amount of any cash distributed to such Partner,

          (ii) The fair market value of any property other than cash distributed to such Partner; and

          (iii) The amount of any Losses or items of deduction or loss allocated to such Partner under Section 15 of this Agreement or to such Partner under a similar provision in a predecessor Partnership agreement of the Partners.

     (c) If any property other than cash is distributed to a Partner, the capital accounts of the Partners shall be adjusted to reflect the manner in which gain or loss that has not previously been reflected in the capital accounts would be allocated among the Partners under Sections 15 and 16 of this Agreement if the distributed property had been sold by the Partnership for a price equal to its fair market value on the date of distribution.
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     (d)  The Managing Partners may, upon the occurrence of one of the events described in Section 17(d)(ii), increase or decrease the capital accounts of the Partners in accordance with
Section 17(d)(i) to reflect a revaluation of Partnership property.

          (i) Any adjustments made under this Section 17(d) shall reflect the manner in which the unrealized income, gain, loss, or deduction inherent in Partnership property (to the extent that it has not been reflected in the capital accounts previously) would be allocated among the Partners under Sections 15 and 16 if the Partnership had sold all of its property for its fair market value on the date of adjustment. The adjustments described in this Section 17(d)(i) shall be based on the fair market value of Partnership property on the date of adjustment.

          (ii) The Managing Partners may make the capital account adjustments described in this Section 17(d) upon the occurrence of the following events: (A) a contribution of money or other property (other than a de minimis amount) to the Partnership by a new or existing Partner as consideration for an interest in the Partnership; (B) a distribution of money or other property (other than a de minimis amount) by the Partnership to a retiring or continuing Partner as consideration for an interest in the Partnership; or (C) the liquidation of the Partnership.

          (iii) The adjustments described in this Section 17(d) are intended to comply with Treas. Reg. Section 1.704-1(b)(2)(iv)(f) and shall be interpreted consistently with such regulation to effectuate such intent. See Section 14(b)(iv) for special rules for the computation of Profits and Losses in the case of an Adjustment under this Section 17(d).

     (e) The Managing Partners shall have the authority to make such changes in the allocations of Profits or Losses to the Partners under Sections 15 and 16 of this Agreement, and to make such adjustments to the capital accounts of IGP and Equus as is necessary in order that the allocations of Profits or Losses to IGP and Equus have substantial economic effect (or are otherwise recognized for United States federal tax purposes) and are consistent with the economic arrangement of the Partners. The allocations set forth in Sections 16(a), 16(b), and 16(c), and such part of the allocations under Section 15 that constitute Nonrecourse Deductions and Partner Nonrecourse Deductions
(within the meaning of Treas. Reg. Section 1.704-2(c) and (i)(2), respectively), together with allocations made under similar provisions in a predecessor Partnership agreement of the Partners (collectively referred to as the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations promulgated under Code Section 704(b). It is the intent of the Partners that, to the greatest
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extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 17(e). Therefore, notwithstanding any other provisions of Sections 15 and 16
(other than the Regulatory Allocations), the Managing Partners shall make such offsetting special allocations of income, gain, loss, or deductions in whatever manner they determine appropriate so that, after the Regulatory Allocations and such offsetting allocations are made, each Partner's capital account balance is, to the greatest extent possible, equal to the capital account balance such Partner would have had if the Regulatory Allocations were not part of the Partnership
Agreement and all Partnership items were allocated pursuant to Sections 15 and 16 (without regard to the Regulatory Allocations). In exercising their discretion under this Section 17(e) the Managing Partners shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made to the extent that taking into account such future Regulatory Allocations would not affect the economic arrangement of the Partners. The preceding two sentences are intended to eliminate, to the greatest extent possible, any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

     (f) The transferee of an interest in the Partnership shall succeed to the capital account of the transferor of such interest to the extent it relates to the transferred interest.

     Eighteen:  Cash Distributions.

     (a) To the extent permitted by the Annual Tax Payment Agreement as defined in that certain indenture by and among the Partnership, the Partnership's subsidiary, El Comandante Capital Corp., and Banco Popular de Puerto Rico, as Trustee, dated as of December 15, 1993, (the "Indenture", and the closing of which is referred to herein as the "Closing"), the Partnership shall distribute to the Partners for each fiscal year an amount equal to the product of (i) the Partnership's net income for such fiscal year determined in accordance with generally accepted accounting principles, consistently applied, and (ii) the highest of the then applicable highest United States federal or Puerto Rico personal or corporate income tax rate (the "Highest Tax Rate"). Such distributions shall be made at such times as shall be determined by Equus, provided that within 75 days of the close of each fiscal year Equus shall determine the maximum amount permitted to be distributed under this Section 18(a) for such fiscal year ("Maximum Annual Amount") and shall distribute within 90 days of the close of such fiscal year the excess of the Maximum Annual Amount for such fiscal year over the aggregate distributions previously made in respect of such
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fiscal year.  Distributions under this Section 18(a) shall be made in proportion to the Partners' Percentage Partnership
Interests.

     (b) To the extent permitted by the Indenture, the Partnership shall make cash distributions of funds (to the extent that such funds have not been distributed under Section 18(a)) to the Partners in such amounts and at such times as shall be determined by the Managing Partners; provided, however, that (i) no distribution shall be made under this Section 18(b) until all advances made by the Partners pursuant to Section 8 of this Agreement, together with any interest accrued thereon, shall have been paid, and (ii) all distributions under this
Section 18(b) shall be made to the Partners in proportion to their Percentage Partnership Interests. In any year in which there has been a change in the Percentage Partnership Interests of the Partners, distributions shall be made under this Section 18(b) to reflect properly such change.

     (c) In determining the amount available under Section 18(b) for distribution to the Partners, the Managing Partners shall take into consideration the anticipated needs of the Partnership for working capital and future expansion, amounts needed to pay or reserve against existing and anticipated operating expenses and obligations, and such other factors as the Managing Partners deem relevant, including the reserve for contingencies.

     Nineteen:  [Reserved]

     Twenty:  Transfer of Interests.

     (a) Except as provided in this Section, the Partners may transfer their interest in the Partnership subject to a right of first refusal exercisable by the Partnership; provided, however, that such right of first refusal shall not apply to the transfers described in Section 4(a) or Section 4(c). The transferring Partner is required to advise the Partnership by written notice of the price, terms and conditions of a third-party bona fide written offer to purchase any interest in the Partnership at least sixty (60) days prior to the proposed transfer. Said right of first refusal shall be exercisable by the Partnership at the price and on the terms and conditions set forth in such written offer and the Partnership must notify the transferring Partner of its intention to purchase its interest in the Partnership at least thirty (30) days prior to the proposed date of transfer. In the case of a gratuitous transfer of an interest in the Partnership, said right of first refusal shall be at fair market value as determined by an independent appraisal. Until admitted to the Partnership as a Partner, a transferee of an interest in the Partnership pursuant to this
Section 20 shall be entitled to receive the distributions from this Partnership to which the transferor would otherwise be
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entitled but shall not become entitled to exercise any rights of a Partner. However, in the case of any purported transfer not permitted under any other subsection of this Section 20, the purported transfer shall be void and the purported transferee shall not receive any distribution. Notwithstanding any other provision of this Section 20, a transferee of an interest in this Partnership shall be admitted as a Partner only with the consent of all Managing Partners, which consent may be given or withheld in the sole and absolute discretion of the Managing Partners. A Partner shall cease to be a Partner upon the transfer of all of its interest in the Partnership.

     (b) Unless all Managing Partners consent to the transfer, no Partner shall transfer any interest in the Partnership to any other person to the extent that such transfer, if effected, would cause a termination of the Partnership for federal income tax purposes under Code Section 708(b). Unless all Managing Partners consent to the transfer, any attempt to transfer an interest in the Partnership that, if effected, would cause a termination of the Partnership is not effective to transfer the interest in the Partnership to the purported transferee thereof and the purported transferee shall not be entitled to any rights as a Partner of the Partnership.

     Twenty-One:  Indemnification.

          The Partnership shall indemnify, to fullest extent of Puerto Rico law, the Managing Partners and their shareholders, partners, directors, officers, employees, and agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by any of those persons in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, if such person's actions did not constitute gross negligence, willful misconduct or fraud.

     Twenty-Two:  Termination of the Partnership.

     (a) The Partnership may be terminated at any time by the mutual agreement of all the Partners.

     (b)  The Partnership  shall be terminated if a Managing
Partner is adjudicated bankrupt or insolvent, or if an assignment of its assets is made for the benefit of its creditors, or if a trustee is appointed to take care of its assets, or if a voluntary petition for relief in bankruptcy is filed by such Managing Partner.

     (c) Upon the termination of the Partnership on account of an event described in subsection (b) above, a majority in interest of the Partners other than such Managing Partner shall have a right of first refusal to purchase the assets of the
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Partnership at their then fair market value as determined by independent appraisal.

     Twenty-Three: Liquidation of Partnership. Upon termination of the Partnership for any reason, the Partnership shall continue its business solely for the purpose of winding up its affairs and shall be liquidated as rapidly as business judgment permits. All decisions with respect to the disposition of the Partnership's assets, collections, or compromise of any amounts receivable and payment or compromise of any amounts payable by the Partnership, shall be made by the Managing Partners. The assets of the Partnership shall be applied for the following in the following manner:
     (a) First, to the payment or provision for payment of all debts and obligations of the Partnership to creditors, other than the Partners, and for the expenses of winding up the affairs of the Partnership.

     (b) Second, to the payment of all amounts payable by the Partnership to the Partners, other than in respect to Partners' capital accounts.

     (c) Third, all remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balance in each Partner's capital account as adjusted under
Section 17 to reflect all Partnership operations up to and including the liquidation.

     Twenty-Four:  Amendments.

     (a) Except as provided in subsection (b) below, amendments to this Agreement require the prior approval of all Partners.

     (b)  Acting jointly, the Managing Partners, after thirty
(30) days notice to the Partners and subject to subsection
(c) below, may amend this Agreement, without the approval of the other Partners: (i) to change the name of the Partnership or its registered agent or registered office or the location of its principal registered office; (ii) to make any change necessary or advisable in the good faith opinion of the Managing Partners to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes and will remain qualified as a special partnership under the ITA; (iii) to make any change that is necessary or desirable to satisfy any requirements contained in any opinion, directive, order, ruling or regulation of any federal or state agency (including the Puerto Rico Racing Board), compliance with which the Managing Partners in their good faith judgment deem to be in the best interests of the Partnership and the Partners;
(iv) to make any change that is required to bring the Partner-ship into compliance with the Puerto Rico Racing Industry and Sport Act; (v) to make any change necessary or desirable in the good faith opinion of the Managing Partners to facilitate the
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public trading of Partnership interests including changes that may be necessary to ensure that the Partnership interests may qualify as Listed Securities (as that term is defined in the offering memorandum issued in connection with the Closing); (vi) to make any change that is of an inconsequential nature and does not affect the Partners in any material respect; and (vii) to make any other changes similar to the foregoing.

     (c) Notwithstanding the foregoing, the Managing Partners may not amend the Partnership Agreement in any manner that would disproportionately and inequitably affect the interests of the Partners without the consent of Partners holding seventy percent (70%) of the Percentage Interests of the Partnership.

     Twenty-Five: Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matters hereof.

     Twenty-Six: Notices. Any and all notices or other communication or deliveries required or permitted to be given pursuant to any of the provisions of this Agreement, shall be deemed to have been duly given for all purposes to be sent by certified or registered mail, return receipt requested, and postage pre-paid, hand delivered or sent by telegraph or telex to the parties hereto at the following addresses: (a) IGP:
P.O. Box 363908, San Juan, Puerto Rico 00936-3908; (b) Equus:
222 Smallwood Village Center, St. Charles, Maryland 20602; or at such other address as any Partner may have specified by notice given to the other Partners in accordance with this section.
The date of giving any such notice shall be the date the same is deposited in the mail, as such date appears in the postage cancellation affixed by the United States Postal Service.

     Twenty-Seven:  Waiver of Provisions.  Except as provided in
Section 4, no waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver and no waiver shall be deemed a continuing waiver or waivers in respect of any subsequent breach or default, of either a similar or different nature, unless expressly so stated in writing.

     Twenty-Eight: Separability. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be affected without the illegal clause, section or part, shall nevertheless continue in full force and effect.

     Twenty-Nine: Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the Commonwealth of Puerto Rico. It is the intention of the parties that the Partnership be governed by the provisions of Special Partnerships of the Civil Code of Puerto Rico. The
(PAGE)
Partnership shall file with the Secretary of the Treasury of the Commonwealth of Puerto Rico its option to have the Part-nership operate as a Special Partnership under the provisions of Act Number 8 of July 1985, as may be amended from time to time.

     Thirty: Jurisdiction of Courts. Each of the parties hereto consents to the jurisdiction of the Courts of the Common-wealth of Puerto Rico, with respect to any matter arising under this Agreement, and shall subject itself to the jurisdiction of such Courts and agrees that service of process upon it, may be made in any matter permitted by the laws of the Commonwealth of Puerto Rico.

     Thirty-One:    Successors.  This Agreement and the various
rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     Thirty-Two: Headings. The headings or captions under sections of this Agreement are for convenience and reference only and do not in any way modify or interpret or construe the intent of the parties to affect any of the provisions of this Agreement.

     Thirty-Three: Certain Terms. The use of the term Partner in this document shall be understood to include and mean the singular and/or plural as the identity of the parties or the situation so requires.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date and year first above written.

           INTERSTATE GENERAL PROPERTIES LIMITED PARTNERSHIP S.E.

               By:  INTERSTATE GENERAL COMPANY L.P.
                    Its Managing General Partner

               By:  INTERSTATE GENERAL MANAGEMENT CORPORATION
                    Its Managing General Partner

               By:  ______________________________
                    Francisco Arrivi Cros
                    Executive Vice President


           EQUUS GAMING COMPANY L.P.

               By:  EQUUS MANAGEMENT COMPANY
                    Its Managing General Partner

               By:  ______________________________
                    Donald G. Blakeman
                    President
(PAGE)
Affidavit No. 4138

     Subscribed before me by Donald G. Blakeman, of legal age, married and resident of San Juan, Puerto Rico, in his capacity as President of Equus Management Company, the Managing General Partner of Equus Gaming Company L.P., to me personally known.

     Subscribed before me by Francisco Arrivi Cros, of legal age, married and resident of San Juan, Puerto Rico, in his capacity as Executive Vice President of Interstate General Management Corporation, the Managing General Partner of Interstate General Company L.P., the Managing General Partner of Interstate General Properties Limited Partnership S.E., to me personally known.

     In San Juan, Puerto Rico, this 14th day of November, 1997.


                         /s/ Alvaro Calderon Mongil
                         ----------------------------------
                         Alvaro Calderon Mongil
                         Notary Public